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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                 MARCH 28, 2001
                Date of Report (Date of earliest event reported)

                           CROWN MEDIA HOLDINGS, INC.
               (Exact name of Registrant as Specified in Charter)

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
             Delaware                                    0-29109                                 84-1524410
 (State or other Jurisdiction of                (Commission File Number)                (IRS Employer Identification
          Incorporation)                                                                            No.)
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                    6430 S. FIDDLERS GREEN CIRCLE, SUITE 500
                        GREENWOOD VILLAGE, COLORADO 80111
                    (Address of Principal Executive Offices)

                                 (303) 220-7990
               Registrant's telephone number, including area code


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ITEM 5.  OTHER EVENTS

         On March 28, 2001 Crown Media Holdings, Inc. ("Crown Media Holdings", "we", "us", or "our") announced that, effective August 6, 2001, it will re-launch its United States cable channel, the Odyssey Network, as the Hallmark Channel. The Odyssey Network is operated by our subsidiary, Odyssey Holdings, L.L.C. ("Odyssey"). A copy of the press release related to the re-launch is attached as an exhibit to this Current Report on Form 8-K. We previously announced the rebranding of our international channel, Hallmark Entertainment Network, as the Hallmark Channel; we expect the rebranding to be rolled out during 2001. The Hallmark Entertainment Network is operated by our subsidiary, Crown Media International, Inc. ("Crown Media International").

         We are permitted to use the "Hallmark" and "Hallmark Entertainment" trademarks in accordance with the terms of a royalty-free trademark license agreement dated as of March 27, 2001, between a subsidiary of Hallmark Cards, Incorporated and Odyssey. The term of that agreement expires on August 30, 2003. Under the agreement, we may use the Hallmark and Hallmark Entertainment trademarks in the United States only for so long as (a) Hallmark Cards and its wholly-owned subsidiaries collectively own at least 51% of the voting interest and at least 35% of the equity interest of Crown Media Holdings and designate a majority of our Board of Directors and (b) there is no event of default under the agreement.

         Odyssey has the non-exclusive right to use the Hallmark and Hallmark Entertainment trademarks to promote, market, advertise, distribute and sell a channel in the United States of high-quality, family-oriented television programming of a character, nature and quality consistent with the image of Hallmark Cards. Odyssey also has the non-exclusive right to use the Hallmark Hall of Fame mark in the United States in connection with the program title "THE COLLECTION-From the library of the Hallmark Hall of Fame". In the agreement, Odyssey acknowledges certain limitations on the use of religious programming from VISN Management Corp., a subsidiary of the National Interfaith Cable Coalition.

         Under the agreement, if the Hallmark subsidiary notifies us in writing that it has determined that we have failed to comply with the usage standards set forth in the agreement or have otherwise breached our obligations under the agreement, we must stop any non-complying activity within 10 days of that notice or we will be in default of the agreement. We will also be in default if the Hallmark subsidiary delivers such a written notice to us with respect to its standards three or more times in any 12-month period. In addition, there will be a default under the agreement if we fail to make any payments due under loan agreements within five days of the due date or if our auditors determine that we are no longer a going concern. The license agreement can be terminated immediately and without notice if we transfer in any way our rights under the license agreement, if we have an event of default under the agreement or in events of bankruptcy, insolvency or similar proceedings.

         Except for the uses permitted by the trademark license agreements of Odyssey and Crown Media International, we are not permitted to use the Hallmark name alone or with any other names.

         Odyssey and the National Interfaith Cable Coalition have also agreed to amendments to the Odyssey Company Agreement related to programming. As revised, Odyssey will broadcast 15-1/2 hours per week of "faith and values" and other programming produced by NICC and its members or co-produced with Hallmark Entertainment, Inc. NICC will also produce for


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Odyssey's channel, or co-produce with Odyssey or Hallmark Entertainment, Inc., up to six holiday specials per year. A portion of the production costs of this programming will be funded by Odyssey. Odyssey will also assist NICC in launching and operating a new channel, which will be distributed by digital satellite and cable. NICC will own the channel, and Odyssey will provide management and operation services, with some services at no cost and the other services for fees. The term of the agreement expires on March 26, 2006, but can be terminated earlier if NICC sells more than 50% of the Crown Media Holdings shares owned at February 22, 2001. Six months prior to expiration of the agreement, Odyssey is to negotiate in good faith with NICC regarding a continuation of the programming commitment. If the parties have not reached agreement and the programming commitments are not continued at the same levels, NICC may compel Crown Media Holdings to buy all of NICC's shares of Crown at their then current market value no later than 60 days following the expiration of the agreement.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The following exhibits are filed with this Report:

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
         Exhibit No.                         Document
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
               99 Press Release of Hallmark Cards, Inc. and Crown Media Holdings, Inc. dated March 27, 2001 concerning the re-launch of the Odyssey Network as the Hallmark Channel
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     CROWN MEDIA HOLDINGS, INC.
                                            (Registrant)



Date       March 28, 2001        By  /s/ William J. Aliber
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                                     William J. Aliber
                                     Executive Vice President and Chief
                                       Financial Officer



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                                   INDEX TO EXHIBITS

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
         Exhibit No.                         Document
         -----------                         --------
             99 Press Release of Hallmark Cards, Inc. and Crown Media Holdings, Inc. dated March 27, 2001 concerning the re-launch of the Odyssey Network as the Hallmark Channel
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